                                                                 EXHIBIT (a)(3)

                         NOTICE OF GUARANTEED DELIVERY

                        TO TENDER SHARES OF COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)

                                       OF

                         THE ELDER-BEERMAN STORES CORP.
                       PURSUANT TO THE OFFER TO PURCHASE
                            DATED SEPTEMBER 23, 2003

                                       TO

                            ELDER ACQUISITION CORP.
                     AN INDIRECT WHOLLY OWNED SUBSIDIARY OF

                            THE BON-TON STORES, INC.

     This form, or a substantially equivalent form, must be used to accept the Offer (as defined below) if the certificates for shares of common stock, no par value, and the associated preferred stock purchase rights, of The Elder-Beerman Stores Corp. and any other documents required by the Letter of Transmittal cannot be delivered to the Depositary by the expiration of the Offer. Such form may be delivered by hand, or transmitted by telegram, telex, facsimile transmission, or mail to the Depositary. See Section 3 of the Offer to Purchase.

                        The Depositary for the Offer is:

                    AMERICAN STOCK TRANSFER & TRUST COMPANY

             BY MAIL:                    BY OVERNIGHT COURIER:                      BY HAND:
          59 Maiden Lane                     59 Maiden Lane                 59 Maiden Lane -- Ground
     New York, New York 10038           New York, New York 10038                      Level
                                                                            New York, New York 10038

                                 BY FACSIMILE:

                        (FOR ELIGIBLE INSTITUTIONS ONLY)
                                 (718) 234-5001

                        CONFIRM FACSIMILE TRANSMISSION:

                              (BY TELEPHONE ONLY)
                           Toll Free: (877) 248-6417

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

     This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

     The undersigned hereby tenders to Elder Acquisition Corp. (the "Purchaser"), an Ohio corporation and an indirect wholly owned subsidiary of The Bon-Ton Stores, Inc., a Pennsylvania corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase dated September 23, 2003, and the related Letter of Transmittal (which, together with any amendments and supplements thereto, collectively constitute the "Offer"), receipt of which is
hereby acknowledged,           shares of common stock, no par value, and the
associated preferred stock purchase rights (together, the "Shares"), of The Elder-Beerman Stores Corp., an Ohio corporation, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Certificate Numbers (if available)

------------------------------------------------------

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If delivery will be by book-entry transfer:

Name of Tendering Institution

------------------------------------------------------

Account Number
------------------------------------------------------

 Transaction Code Number
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                                   SIGN HERE

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                                  Signature(s)

------------------------------------------------------
                            (Name(s)) (Please Print)

------------------------------------------------------
                                  (Addresses)

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                                   (Zip Code)

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                        (Area Code and Telephone Number)

                                   GUARANTEE

                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a firm that is a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association Inc., including the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) and the New York Stock Exchange, Inc. Medallion Signature Program (MSP) or any other "eligible guarantor institution" (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended), guarantees (i) that the above named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended, (ii) that such tender of Shares complies with Rule 14e-4 and (iii) to deliver to the Depositary the Shares tendered hereby, together with a properly completed and duly executed Letter(s) of Transmittal (or facsimile(s) thereof) and certificates for the Shares to be tendered or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three Nasdaq National Market trading days of the date hereof. The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal (or a manually signed facsimile thereof) and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

                                          --------------------------------------
                                                      (NAME OF FIRM)

                                          --------------------------------------
                                                        (ADDRESS)

                                          --------------------------------------
                                                        (ZIP CODE)

                                          --------------------------------------
                                                  (AUTHORIZED SIGNATURE)

                                          --------------------------------------
                                                          (NAME)

                                          --------------------------------------
                                             (AREA CODE AND TELEPHONE NUMBER)

Dated:               , 2003
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